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                                                        EXHIBIT 23.2

        As independent public accountants, we hereby consent to the incorporation by reference of our report, dated May 28, 1996, covering the financial statements of Donrey Cablevision as of and for the year ended
December 31, 1995 into the previously filed Registration Statements of TCA Cable TV, Inc. and subsidiaries, File Nos. 2-82934, 2-88892, 33-21901, 33-49172,
33-33898, 33-55898, 33-55895, 33-61041 and 33-31487 on Form S-8 and Registration
Statements Nos. 33-44289, 33-61616 and 33-40273 on Form S-3.


                                        /s/ ARTHUR ANDERSEN LLP

Little Rock, Arkansas,
  July 15, 1996.